Exhibit 99.2

Sunrun Inc. Announces Pricing of Offering of $475 Million of Convertible Senior Notes

SAN FRANCISCO, Calif. — (PRNewswire) – February 23, 2024 – Sunrun Inc. (Nasdaq: RUN) (“Sunrun”) today announced the pricing of $475 million aggregate principal amount of 4.00% convertible senior notes due 2030 (the “notes”) in a private placement to persons reasonably believed to be qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”). Sunrun also granted the initial purchasers of the notes the option to purchase up to an additional $75 million aggregate principal amount of the notes within a 13-day period beginning on, and including, the date on which the notes are first issued. The notes will be issued at an offering price of 99.75%. The sale of the notes is expected to close on February 27, 2024, subject to customary closing conditions.

The notes will be senior, unsecured obligations of Sunrun. The notes will bear interest at a rate of 4.00% per year. Interest will be payable semi-annually in arrears on March 1 and September 1 of each year, beginning on September 1, 2024. The notes will mature on March 1, 2030, unless earlier converted, redeemed or repurchased. The initial conversion rate will be 61.3704 shares of Sunrun’s common stock per $1,000 principal amount of notes (equivalent to an initial conversion price of approximately $16.29 per share of Sunrun’s common stock). The initial conversion price of the notes represents a premium of approximately 27.5% over the $12.78 per share last reported sale price of Sunrun’s common stock on the Nasdaq Global Select Market on February 22, 2024. The notes will be convertible into cash, shares of Sunrun’s common stock or a combination of cash and shares of Sunrun’s common stock, at Sunrun’s election.

Sunrun will not be able to redeem the notes prior to March 5, 2027. On or after March 5, 2027, Sunrun may redeem the notes at its option if the last reported sale price of Sunrun’s common stock has been at least 130% of the conversion price then in effect for at least 20 trading days (whether or not consecutive) during any 30 consecutive trading-day period (including the last trading day of such period) ending on and including the trading day immediately preceding the date on which Sunrun provides notice of redemption, at a redemption price equal to 100% of the principal amount of the notes to be redeemed, plus accrued and unpaid interest, if any, to, but excluding, the redemption date.

If a “fundamental change” (as defined in the indenture governing the notes) occurs at any time prior to the maturity date, holders of the notes may require Sunrun to repurchase for cash all or any portion of their notes at a repurchase price equal to 100% of the principal amount of the notes to be repurchased, plus accrued and unpaid special interest, if any, to, but excluding, the repurchase date. In addition, following certain corporate events or if Sunrun issues a notice of redemption, Sunrun will, under certain circumstances, increase the conversion rate for holders who convert their notes in connection with such corporate event or notice of redemption.

Sunrun estimates that the net proceeds from the offering will be approximately $462.8 million (or $536.0 million if the initial purchasers exercise their option to purchase additional notes in full), after deducting the initial purchasers’ discounts and estimated offering expenses payable by Sunrun. Sunrun intends to use (i) approximately $83.3 million of the net proceeds of the offering to repurchase approximately $97.5 million aggregate principal amount of its 0% Convertible Senior Notes due 2026 (the “2026 notes”), which Sunrun offered to purchase at 85.5% and which is equal to approximately $855 per each of the 2026 notes, in privately negotiated transactions entered into concurrently with the pricing of the offering effected with or through one of the initial purchasers of the notes or its affiliate, (ii) approximately $37.7 million of the net proceeds of the offering to pay the cost of the capped call transactions, and (iii) the remainder of the net proceeds from the offering to repay outstanding debt and for other general corporate purposes, which may include working capital, capital expenditures, and potential acquisitions and future transactions. However, it has not designated any specific uses and has no definitive agreements with respect to any material acquisition or strategic transaction.

Holders of the 2026 notes that are repurchased in the concurrent repurchases described above may purchase shares of the common stock in the open market to unwind any hedge positions they may have with respect to the 2026 notes. These activities may increase (or reduce the size of any decrease in) the trading price of the common stock and the initial conversion price of the notes.

In connection with the pricing of the notes, Sunrun entered into capped call transactions (the “capped call transactions”) with certain of the initial purchasers or their respective affiliates (the “option counterparties”). The capped call transactions are expected generally to reduce the potential dilution to Sunrun’s common stock upon any conversion of notes and/or offset any cash payments Sunrun is required to make in excess of the principal amount of converted notes, as the case may be, with such reduction and/or offset subject to a cap initially equal to approximately $22.37 per share (which represents a premium of approximately 75% over the last reported sale price of the common stock on the Nasdaq Global Select Market on February 22, 2024), subject to certain adjustments under the terms of the capped call transactions. If the initial purchasers exercise their option to purchase additional notes, Sunrun expects to enter into additional capped call transactions with the option counterparties.

In connection with establishing their initial hedges of the capped call transactions, the option counterparties or their respective affiliates expect to purchase shares of Sunrun’s common stock and/or enter into various derivative transactions with respect to Sunrun’s common stock concurrently with or shortly after the pricing of the notes. This activity could increase (or reduce the size of any decrease in) the market price of Sunrun’s common stock or the notes at that time.

In addition, the option counterparties or their respective affiliates may modify their hedge positions by entering into or unwinding various derivatives with respect to Sunrun’s common stock and/or purchasing or selling Sunrun’s common stock or other securities of Sunrun in secondary market transactions following the pricing of the notes and prior to the maturity of the notes (and are likely to do so during the observation period for conversions of notes following December 1, 2029 and, to the extent that Sunrun unwinds a corresponding portion of the capped call transactions, following an early conversion of notes or repurchase or redemption of the notes). This activity could also cause or avoid an increase or a decrease in the market price of Sunrun’s common stock or the notes, which could affect the ability of noteholders to convert the notes and, to the extent the activity occurs during any observation period related to a conversion of notes, it could affect the number of shares and value of the consideration that a noteholder will receive upon conversion of its notes.

Neither the notes, nor any shares of Sunrun’s common stock issuable upon conversion of the notes, have been, nor will be, registered under the Securities Act or any state securities laws and, unless so registered, such securities may not be offered or sold in the United States absent registration or an applicable exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and other applicable securities laws.

This press release is neither an offer to sell nor a solicitation of an offer to buy any securities, nor shall it constitute an offer, solicitation or sale of the securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction.

Contacts

Investor & Analyst Contact:

Patrick Jobin

Senior Vice President, Finance & IR

investors@sunrun.com